EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2005, in the Registration Statement on Form S-11 filed under Rule 462(b), which incorporates by reference Amendment No. 1 to Registration Statement on Form S-11 (Registration No. 333-125549) and related Prospectus of American Campus Communities, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, TX

June 28, 2005